                                                  Outside Director RSUPage 1 of 4
ESAB Corporation Exhibit 10.1
2022 Omnibus Incentive Plan
Outside Director Restricted Stock Unit Agreement
ESAB Corporation, a Delaware corporation (the “Company”), hereby grants stock units relating to shares of its common stock, $.001 par value (the “Stock”), to the individual named below as the Grantee. The terms and conditions of the grant are set forth in this cover sheet to the Outside Director Restricted Stock Unit Agreement, in the attached Outside Director Restricted Stock Unit Agreement
(together with the cover sheet, the “Agreement”) and in the ESAB Corporation 2022 Omnibus Incentive Plan (the “Plan”).

Grant Date:	[___]
Name of Grantee:	Mitchell P. Rales
Number of Shares Covered by Award:	[___]
Vesting Schedule:	[___]
By accepting this Award in the manner established by the Company, you agree to all of the terms and conditions described in
This is not a stock certificate or a negotiable instrument.
this Agreement and in the Plan. You acknowledge that (a) you have received a copy of the Plan and this Agreement and have read and understand the terms and conditions of the Plan and this Agreement, (b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants, (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company, (d) your participation is voluntary, (e) the Award is not part of normal or expected compensation or salary for any purposes, including but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and the Award is an extraordinary item which is outside the scope of your employment agreement, if any,
(f) in the event that you are an employee of an Affiliate of the Company, the Award will not be interpreted to form an employment agreement or relationship with the Company; and furthermore, the Award will not be interpreted to form an employment agreement with the Affiliate that is your employer, (g) no claim or entitlement to compensation or damages arises from forfeiture or termination of the Award and you irrevocably release the Company and its Affiliates from any such claim that may arise, and (h) in the event of involuntary termination of your employment, your right to receive the Award, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment, your right to vest in the Award after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.  You agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan. Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.
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ESAB Corporation
2022 Omnibus Incentive Plan

Stock Units	This grant is an Award of stock units in the number of units set forth on the cover sheet, subject to the vesting conditions described below (“Stock Units”).
Vesting
Other than as set forth below, your Stock Units shall vest according to the schedule set forth on the cover sheet, provided that you remain in Service on the relevant Vesting Dates. If your Service terminates for any reason other than death or Disability, you will forfeit any Stock Units in which you have not yet become vested.

Death	If your Service terminates because of your death, your Stock Units will immediately become 100% vested.
Disability	If your Service terminates because of your Disability, your Stock Units will immediately become 100% vested.
Delivery of Stock Pursuant to Units
Delivery of the shares of Stock represented by your vested Stock Units shall be made, on the basis of one share of Stock per each vested Stock Unit, as soon as practicable six months after the termination of your
Service.

Withholding Taxes
You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of vesting in Stock Units or your acquisition of Stock under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant, the Company will have the right to: (i) require that you arrange such payments to the Company, (ii) withhold such amounts from other payments due to you from the
Company or any Affiliate, or (iii) cause an immediate forfeiture of shares of Stock subject to the Stock Units granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Change in Control/ Business Combination
Notwithstanding any provision of this Agreement to the contrary, if a Change in Control occurs after the
Grant Date and prior to the last vesting date, your Stock Units will immediately become 100% vested and the shares of Stock subject to them shall be delivered immediately prior to the Change in Control.
Notwithstanding the above provision and except as set forth immediately below, in connection with a
Business Combination the result of which is that the Company’s shares of Stock are exchanged for or become exchangeable for securities of another entity, cash or a combination of both, if the entity resulting from such Business Combination does not assume these Stock Units and the Company’s obligations under this Agreement or replace these Stock Units with a substantially equivalent security of the entity resulting from such Business Combination, then the Stock Units evidenced by this Agreement will become 100%
vested as of the day immediately prior to the date of such Business Combination and be payable in the form of shares of Stock, cash or a combination of both, as determined by the Committee.

Transfer of Stock Units
This Award and your Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may this Award or the Stock Units be made subject to execution, attachment or similar process.

                                                  Outside Director RSUPage 3 of 4
ESAB Corporation
2022 Omnibus Incentive Plan

Retention Rights	This Agreement does not give you the right to be retained or employed by the Company (or any Affiliates) in any capacity.
Shareholder Rights
You do not have any of the rights of a shareholder with respect to the Stock Units unless and until the shares relating to the Stock Units has been delivered to you. You will, however, be entitled to receive, upon the Company’s payment of a cash dividend on outstanding Stock, a cash payment for each Stock Unit that you hold as of the record date for such dividend equal to the per share dividend paid on the Stock.

Adjustments	The Stock Units and the shares of Stock subject to the Stock Units may be adjusted or terminated in any manner contemplated by Section 18 of the Plan.
Amendment
The Committee has the right to amend, alter, suspend, discontinue or cancel this Award, prospectively or retroactively; provided that no such amendment shall adversely affect your material rights under this
Agreement without your consent.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this
Agreement to the substantive law of another jurisdiction.

The Plan
Unless otherwise specified in an employment or other agreement between the Company and you, this
Agreement and the Plan constitute the entire understanding between you and the Company regarding this
Award of Stock Units. Any prior agreements, commitments or negotiations concerning this Award are superseded.

Data Privacy
In order to administer the Plan, the Company and its Affiliates may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your name, telephone number, home address and business addresses and other contact information, date of birth, social insurance number or other identification number, nationality, job title, any common stock or directorships held in the Company, details of the Award or any other entitlement to cash awarded, payroll information (including salary) and any other information that might be deemed appropriate by the Company and the Committee to facilitate the implementation, administration and management of the Plan and the Award (the “Data”).

                                                  Outside Director RSUPage 4 of 4
ESAB Corporation
2022 Omnibus Incentive Plan

other persons who are designated by the Company to administer, implement and manage the Award and the Plan. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients of the Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Award and the Plan.
You understand that the Data will be held only as long as is necessary to implement, administer and manage your participation in the Award and the Plan. You understand that you may, at any time, view the
Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Award. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Consent to Electronic Delivery
The Company may choose to deliver certain materials relating to the Plan in electronic form. By accepting this grant, you agree that the Company may deliver all communications regarding the Plan and this award
(including, but not limited to, the Plan prospectus and the Company’s annual report) to you in an electronic format or through an online or electronic system established by the Company or a third party designated by the Company. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, the Company would be pleased to provide copies. Please contact Corporate Human
Resources to request paper copies of these documents.

By accepting this Award in the manner established by the Company, you agree to all of the terms and conditions described above and in the Plan.